Exhibit 24.1

SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: March 31, 2015	By:	/s/ W. John Short
W. John Short
Director and Chief Executive Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints W. John Short, true and lawful attorney-in-fact, with the power of substitution, for him/her in any and all capacities, to sign amendments to this Report on Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ W. John Short	Director and Chief Executive Officer	March 31, 2015
W. John Short

Principal Financial Officer and Principal Accounting Officer

/s/ J. Dale Belt	Chief Financial Officer and Secretary	March 31, 2015
Jerry Dale Belt

Additional Directors:

/s/ David Goldman	Director	March 31, 2015
David Goldman

/s/ Baruch Halpern	Director	March 31, 2015
Baruch Halpern

/s/ Henk W. Hoogenkamp	Director	March 31, 2015
Henk W. Hoogenkamp

/s/ Robert S. Kopriva	Director	March 31, 2015
Robert S. Kopriva

/s/ Robert C. Schweitzer	Director and Chairman	March 31, 2015
Robert C. Schweitzer

/s/ Peter A. Woog	Director	March 31, 2015
Peter A. Woog